SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2003 (June 19, 2003)

HARKEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 WestLake Park Boulevard, Suite 600
Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 504-4000

Former Name or Former Address, if Changed Since Last Report: Not applicable

Item 4. Changes in Registrant’s Certifying Accountant

(a)	On June 19, 2003, the Audit Committee of the Board of Directors of Harken Energy Corporation (the “Company”) voted to dismiss Ernst and Young LLP (“Ernst & Young”) as the Company’s independent accountants, effective immediately, and to engage the services of BDO Seidman, LLP (“BDO Seidman”) to serve as the Company’s independent public accountants for the 2003 fiscal year.

(b)	Ernst & Young’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

(c)	During the fiscal years ended December 31, 2002 and 2001 and the through the date hereof, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

(d)	During the fiscal years ended December 31, 2002 and 2001 and through the date hereof, there were no “reportable events” (hereinafter defined) requiring disclosure pursuant to Item 304 (a) (1) (v) of Regulation S-K. As used herein, the term “reportable events” means any of the items listed in paragraphs (a) (1) (v) (A) – (D) of Item 304 of Regulation S-K.

(e)	Effective June 24, 2003, the Company engaged BDO Seidman as its independent accountants. During the two years ended December 31, 2002 and through the date hereof, neither the Company nor anyone on its behalf consulted BDO Seidman regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor has BDO Seidman provided to the Company a written report or oral advice regarding such principles or audit opinion.

(f)	The Company has requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Ernst & Young dated June 25, 2003 is filed as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

16.1	—Letter from Ernst and Young LLP to the Securities and Exchange Commission, dated June 25, 2003, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 25, 2003

Harken Energy Corporation

By:	/s/ Anna M. Williams
Anna M. Williams Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	—Letter from Ernst and Young LLP to the Securities and Exchange Commission, dated June 25, 2003, regarding change in certifying accountant.